 Back to Form 10-K                                                                                                           Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-160275, 333-166640, 333-140753, 333-131908, and 333-120257 on Form S-8 of our report dated February 15, 2012, relating to the consolidated financial statements and financial statement schedules of WellCare Health Plans, Inc. and subsidiaries ("WellCare"), and the effectiveness of WellCare's internal control over financial reporting, appearing in this Annual Report on Form 10-K of WellCare for the year ended December 31, 2011.

/s/ Deloitte & Touche, LLP

Certified Public Accountants
Tampa, Florida
February 15, 2012